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                                                                    EXHIBIT 21.1


              Subsidiaries of LifePoint Hospitals Holdings, Inc.


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                  Name                                        State of
                                                            Incorporation/
                                                             Organization

1.  America Group Offices, LLC                                   Delaware
2.  America Management Companies, LLC                            Delaware
3.  AMG - Crockett, LLC                                          Delaware
4.  AMG - Hilcrest, LLC                                          Delaware
5.  AMG - Hillside, LLC                                          Delaware
6.  AMG - Livingston, LLC                                        Delaware
7.  AMG - Logan, LLC                                             Delaware
8.  AMG - Southern Tennessee, LLC                                Delaware
9.  AMG - Trinity, LLC                                           Delaware
10.  Ashley Valley Medical Center, LLC                           Delaware
11.  Ashley Valley Physician Practice, LLC                       Delaware
12.  Barrow Medical Center, LLC                                  Delaware
13.  Bartow Healthcare Partner, Inc.                             Florida
14.  Bartow Healthcare System Ltd.                               Florida
15.  Bourbon Community Hospital, LLC (d/b/a (KY) Bourbon
     Community, LLC)                                             Delaware
16.  Buffalo Trace Radiation Oncology Associates, LLC            Kentucky
17.  Castleview Hospital, LLC (d/b/a (UT) Castleview, LLC)       Delaware
18.  Castleview Medical, LLC                                     Delaware
19.  Castleview Physician Practice, LLC                          Delaware
20.  Community Hospital of Andalusia, Inc.                       Alabama
21.  Community Medical, LLC                                      Delaware
22.  Crockett Hospital, LLC                                      Delaware
23.  Dodge City Healthcare Group, LP                             Kansas
24.  Dodge City Healthcare Partner, Inc.                         Kansas
25.  Georgetown Community Hospital, LLC (d/b/a (KY) Georgetown
     Community, LLC)                                             Delaware
26.  Georgetown Rehabilitation, LLC                              Delaware
27.  Halstead Hospital, LLC                                      Delaware
28.  HCK Logan Memorial, LLC                                     Delaware
29.  HDP Andalusia, LLC                                          Delaware
30.  HDP Georgetown, LLC                                         Delaware

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
31.  Hillside Hospital, LLC                                      Delaware
32.  HST Physician Practice, LLC                                 Delaware
33.  HTI Georgetown, LLC                                         Delaware
34.  HTI Pinelake, LLC                                           Delaware
35.  Integrated Physician Services, LLC                          Delaware
36.  Kansas Healthcare Management Company, Inc.                  Kansas
37.  Kentucky Hospital, LLC                                      Delaware
38.  Kentucky Medserv, LLC                                       Delaware
39.  Kentucky MSO, LLC                                           Delaware
40.  Kentucky Physicians Services, Inc.                          Kentucky
41.  Lake Cumberland Healthcare, Inc.                            Kentucky
42.  Lake Cumberland Regional Hospital, LLC (d/b/a (KY) Lake
     Cumberland, LLC)                                            Delaware
43.  LifePoint CSGP, LLC                                         Delaware
44.  LifePoint CSLP, LLC                                         Delaware
45.  LifePoint Corporate Services, Limited Partnership           Delaware
46.  LifePoint Holdings 2, LLC                                   Delaware
47.  LifePoint Holdings 3, Inc.                                  Delaware
48.  LifePoint Medical Group - Hillside, Inc.                    Tennessee
49.  LifePoint of Georgia, Limited Partnership                   Delaware
50.  LifePoint of GAGP, LLC                                      Delaware
51.  LifePoint of Kentucky, LLC                                  Delaware
52.  LifePoint RC, Inc.                                          Delaware
53.  Livingston Regional Hospital, LLC                           Delaware
54.  Logan Medical, LLC                                          Delaware
55.  Logan Memorial Hospital, LLC                                Delaware
56.  LOSCO, LLC                                                  Delaware
57.  Meadowview Physician Practice, LLC                          Delaware
58.  Meadowview Regional Medical Center, LLC (d/b/a (KY)
     Meadowview, LLC                                             Delaware
59.  Meadowview Rights, LLC                                      Delaware
60.  PineLake Physician Practice, LLC                            Delaware
61.  PineLake Regional Hospital, LLC                             Delaware
62.  Poitras Practice, LLC                                       Delaware
63.  R. Kendall Brown Practice, LLC                              Delaware
64.  Riverton Memorial Hospital, LLC                             Delaware
65.  Riverton Physician Practices, LLC                           Delaware
66.  Riverview Medical Center, LLC                               Delaware

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
67.  Select Healthcare, LLC                                      Delaware
68.  Siletchnik Practice, LLC                                    Delaware
69.  Smith County Memorial Hospital, LLC (d/b/a (TN) SC
     Memorial, LLC)                                              Delaware
70.  Southern Tennessee EMS, LLC                                 Delaware
71.  Southern Tennessee Medical Center, LLC                      Delaware
72.  Springhill Medical Center, LLC                              Delaware
73.  Springhill MOB, LLC                                         Delaware
74.  THM Physician Practice, LLC                                 Delaware
75.  Trinity Hospital, LLC                                       Delaware
76.  Western Plains Regional Hospital, LLC                       Delaware

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